Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Leaf Group Ltd. of our report dated March 1, 2018 relating to the financial statements, which appears in Leaf Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
Los Angeles, CA
May 8, 2019